EXHIBIT 33.1
Report on Assessment of Compliance with Applicable Servicing Criteria of Mercedes-Benz Financial Services
USA LLC f/k/a DCFS USA LLC
1. Mercedes-Benz Financial Services USA LLC is responsible for assessing compliance with the servicing criteria applicable to it set forth in paragraph (d) of Item 1122 of Regulation AB as of December 31, 2010 and
for the period from January 1, 2010 through December 31, 2010 (the "Reporting Period"), as set forth in
Appendix A hereto. The transactions covered by this report include publicly issued asset-backed securities transactions involving United States consumer automotive retail installment sale contracts for which Mercedes-
Benz Financial Services USA LLC acts as servicer (the "Platform").
2. Mercedes-Benz Financial Services USA LLC has engaged certain vendors, which are not servicers as defined by Item 1101(j) of Regulation AB (the "Vendors"), to perform specific, limited or scripted activities, and Mercedes-Benz Financial Services USA LLC elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors' activities as set forth in
Appendix A hereto as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance Manual of
Publicly Available Telephone Interpretations;
3. Mercedes-Benz Financial Services USA LLC has determined that the criteria in the column titled
"Inapplicable Servicing Criteria" on Appendix A hereto (collectively, the "Inapplicable Servicing Criteria") are not applicable to Mercedes-Benz Financial Services USA LLC based on the activities Mercedes-Benz
Financial Services USA LLC performs directly or through its Vendors with respect to the Platform. The criteria set forth in paragraph (d) of Item 1122 of Regulation AB other than the Inapplicable Servicing Criteria are referred to as the "Applicable Servicing Criteria";
4.
Mercedes-Benz Financial Services USA LLC has complied, in all material respects, with the Applicable
Servicing Criteria as of December 31, 2010 and for the Reporting Period with respect to the Platform taken as a whole, except as described in Appendix B hereto;
5. Mercedes-Benz Financial Services USA LLC has not identified and is not aware of any material instance of noncompliance by the Vendors with the Applicable Servicing Criteria as of December 31, 2010 and for the
Reporting Period with respect to the Platform taken as a whole;
6. Mercedes-Benz Financial Services USA LLC has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the Applicable Servicing Criteria as of December
31, 2010 and for the Reporting Period with respect to the Platform taken as a whole; and
7.
Grant Thornton LLP, an independent registered public accounting firm, has issued an attestation report on
Mercedes-Benz Financial Services USA LLC's compliance with the Applicable Servicing Criteria as of
December 31, 2010 and for the Reporting Period.

March 24, 2011

Mercedes-Benz Financial Services USA LLC

By: /s/ Brian T. Stevens__________
Brian T. Stevens
Vice President and Controller
APPENDIX A
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
By
Servicer
Performed
by
Vendor(s)
for which
Mercedes-
Benz
Financial
Services
USA LLC is
the
Responsible
Party
NOT performed
by Mercedes-Benz
Financial Services
USA LLC or by
subservicer(s)
or vendor(s)
retained by
Mercedes-Benz
Financial Services
USA
LLC
General Servicing Considerations
1122(d)(1)(i)
Policies and procedures are instituted to monitor any
performance or other triggers and events of default in
accordance with the transaction agreements.
X
1122(d)(1)(ii)
If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor
the third party's performance and compliance with such
servicing activities.
X
1122(d)(1)(iii)
Any requirements in the transaction agreements to
maintain a back-up servicer for the pool assets are
maintained.
X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function
throughout the reporting period in the amount of coverage
required by and otherwise in accordance with the terms of
the transaction agreements.
X
1

X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate
custodial bank accounts and related bank clearing accounts
no more than two business days following receipt, or such
other number of days specified in the transaction
agreements.
X
X
1122(d)(2)(ii)
Disbursements made via wire transfer on behalf of an
obligor or to an investor are made only by authorized
personnel.
X
2
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections,
cash flows or distributions, and any interest or other fees
charged for such advances, are made, reviewed and
approved as specified in the transaction agreements
X
3
1
Applicable in regard to Mercedes-Benz Auto Receivables Trust 2009-1 only. No occurrences during the Reporting
Period.
2
Not applicable to obligor disbursements.
3
No occurrences during the Reporting Period.
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
By
Servicer
Performed
by
Vendor(s)
for which
Mercedes-
Benz
Financial
Services
USA LLC is
the
Responsible
Party
NOT performed
by Mercedes-Benz
Financial Services
USA LLC or by
subservicer(s)
or vendor(s)
retained by
Mercedes-Benz
Financial Services
USA
LLC
1122(d)(2)(iv)
The related accounts for the transaction, such as cash
reserve accounts or accounts established as a form of
overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the
transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured
depository institution as set forth in the transaction
agreements. For purposes of this criterion, "federally
insured depository institution" with respect to a foreign
financial institution means a foreign financial institution
that meets the requirements of Rule 240.13k-1(b)(1) of the
Securities Exchange Act.

X
1122(d)(2)(vi)
Unissued checks are safeguarded so as to prevent
unauthorized access.
X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all
asset-backed securities related bank accounts, including
custodial
accounts and related bank clearing accounts. These
reconciliations are (A) mathematically accurate; (B)
prepared within 30 calendar days after the bank statement
cutoff date, or such other number of days specified in the
transaction agreements; (C) reviewed and approved by
someone other than the person who prepared the
reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90
calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the
Commission, are maintained in accordance with the
transaction agreements and applicable Commission
requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the
transaction agreements; (B) provide information calculated
in accordance with the terms specified in the transaction
agreements; (C) are filed with the Commission as required
by its rules and regulations; and (D) agree with investors'
or the trustee's records as to the total unpaid principal
balance and number of pool assets serviced by the
Servicer.
X
1122(d)(3)(ii)
Amounts due to investors are allocated and remitted in
accordance with timeframes, distribution priority and other
terms set forth in the transaction agreements.
X
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
By
Servicer
Performed
by
Vendor(s)
for which
Mercedes-
Benz
Financial
Services
USA LLC is
the
Responsible
Party
NOT performed
by Mercedes-Benz
Financial Services
USA LLC or by
subservicer(s)
or vendor(s)
retained by
Mercedes-Benz
Financial Services
USA
LLC
1122(d)(3)(iii)
Disbursements made to an investor are posted within two
business days to the Servicer's investor records, or such
other number of days specified in the transaction
agreements.
X
4
1122(d)(3)(iv)
Amounts remitted to investors per the investor reports
agree with cancelled checks, or other form of payment, or
custodial bank statements.
X
Pool Asset Administration
1122(d)(4)(i)
Collateral or security on pool assets is maintained as
required by the transaction agreements or related mortgage
loan documents.
X
X
1122(d)(4)(ii)
Pool assets and related documents are safeguarded as
required by the transaction agreements.
X
X
1122(d)(4)(iii)
Any additions, removals or substitutions to the asset pool
are made, reviewed and approved in accordance with any
conditions or requirements in the transaction agreements.
X
5
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in
accordance with the related pool asset documents are
posted to the Servicer's obligor records maintained no
more than two business days after receipt, or such other
number of days specified in the transaction agreements,
and allocated to principal, interest or other items (e.g.,
escrow) in accordance with the related pool asset
documents.
X
1122(d)(4)(v)
The Servicer's records regarding the pool assets agree with
the Servicer's records with respect to an obligor's unpaid
principal balance.
X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's
pool assets (e.g., loan modifications or re-agings) are
made, reviewed and approved by authorized personnel in
accordance with the transaction agreements and related
pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance
plans, modifications and deeds in lieu of foreclosure,
foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the
timeframes or other requirements established by the
transaction agreements.
X
4
Mercedes-Benz Financial Services USA LLC's responsibility in regard to criterion 1122 (d)(3)(iii) is limited to amounts remitted to Indenture Trustee (as defined in the transaction agreements), rather than the investor, as set forth in the transaction agreements. The Indenture Trustee has provided a Report on Compliance with Applicable
Servicing Criteria pursuant to Item 1122 of Regulation AB under the Securities and Exchange Act of 1934.
5
No occurrences during the Reporting Period.
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
By
Servicer
Performed
by
Vendor(s)
for which
Mercedes-
Benz
Financial
Services
USA LLC is
the
Responsible
Party
NOT performed
by Mercedes-Benz
Financial Services
USA LLC or by
subservicer(s)
or vendor(s)
retained by
Mercedes-Benz
Financial Services
USA
LLC
1122(d)(4)(viii)
Records documenting collection efforts are maintained
during the period a pool asset is delinquent in accordance
with the transaction agreements. Such records are
maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the
entity's activities in monitoring delinquent pool assets
including, for example, phone calls, letters and payment
rescheduling plans in cases where delinquency is deemed
temporary (e.g., illness or unemployment).
X
X
1122(d)(4)(ix)
Adjustments to interest rates or rates of return for pool
assets with variable rates are computed based on the
related pool asset documents.
X
6

X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as
escrow accounts): (A) such funds are analyzed, in
accordance with the obligor's pool asset documents, on at
least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid,
or credited, to obligors in accordance with applicable pool
asset documents and state laws; and (C) such funds are
returned to the obligor within 30 calendar days of full
repayment of the related pool asset, or such other number
of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or
insurance payments) are made on or before the related
penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such
support has been received by the Servicer at least 30
calendar days prior to these dates, or such other number of
days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any
payment to be made on behalf of an obligor are paid from
the Servicer's funds and not charged to the obligor, unless
the late payment was due to the obligor's error or
omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted
within two business days to the obligor's records
maintained by the Servicer, or such other number of days
specified in the transaction agreements.
X
1122(d)(4)(xiv)
Delinquencies, charge-offs and uncollectible accounts are
recognized and recorded in accordance with the transaction
agreements.
X
1122(d)(4)(xv)
Any external enhancement or other support, identified in
Item 1114(a)(1) through (3) or Item 1115 of Regulation
AB, is maintained as set forth in the transaction
agreements.
X
6
Applicable in regard to Mercedes-Benz Auto Receivables Trust 2009-1 only. No occurrences during the Reporting
Period.
APPENDIX B
Material Instances of Noncompliance

Management's assessment of compliance with the Applicable Servicing Criteria set forth by the Securities and
Exchange Commission in paragraph (d) of Item 1122 of Regulation AB as of December 31, 2010 and for the
Reporting Period, disclosed the following instances of material noncompliance with servicing criteria
1122(d)(2)(vii)(B) and 1122(d)(4)(vii).
With respect to servicing criterion 1122(d)(2)(vii)(B), certain reconciliations were not prepared within 30 calendar days after the bank statement cut-off date.
With respect to servicing criterion 1122(d)(4)(vii), certain loss mitigation or recovery actions were not initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
Management Response

Mercedes-Benz Financial Services USA LLC believes that distributions to the security holders were not materially impacted as a result of the material noncompliance noted above. Nevertheless, Mercedes-Benz Financial Services
USA LLC is exploring procedural and policy changes to achieve full compliance with these requirements.